NOTICE Signature must be guaranteed by a firm which is a member of a registered national registered national stock exchange, or by a bank (other than a savings bank), or a trust company. The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN or JTWROS – as joint tenants with right of survivorship and not as tenants in common

UNF GIFT MIN ACT - ________ Custodian ________
(Cust) (Minor)
Additional abbreviations may be used although not listed above

For Value Received, I/We hereby sell, assign and transfer unto:

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____

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SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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______________ shares of capital stock represented by the written certificate, and do hereby irrevocably constitute and appoint

____

as Attorney or Agent to transfer the said stock on the books of the within named Corporation with full power of substitution as indicated herein.

Dated ______________

NOTICE THE SIGNATURE(S) TO THIS AGREEMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

SPECIMEN